A Rapidly Growing National Leader In Home-Based Clinical Care. Investor Presentation: NASDAQ: VMD August 2026 VieMed Healthcare Inc. • Investor Presentation 1

Disclaimers VieMed Healthcare Inc. • Investor Presentation Disclaimers and Other Important Information This presentation (the “Presentation”) about VieMed Healthcare, Inc. (“VieMed” or the “Company”) is dated August 2026. It presents information in a summary form and does not purport to be complete. The data contained herein is derived from various internal and external sources. This Presentation is not intended to be relied upon as advice to investors or potential investors and does not take into account the investment objectives, financial situation or needs of any particular investor. No representation or warranty, express or implied, is made or given by or on behalf of VieMed or any of its affiliates, directors, officers or employees as to the accuracy, completeness or fairness of the information or opinions contained in this Presentation and no responsibility or liability is accepted by any person for such information or opinions. VieMed does not undertake or agree to update this Presentation or to correct any inaccuracies in, or omissions from, this Presentation that may become apparent. No person has been authorized to give any information or make any representations other than those contained in this Presentation and, if given and/or made, such information or representations must not be relied upon as having been so authorized. The contents of this Presentation are not to be construed as legal, financial or tax advice. This Presentation does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities of VieMed in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Recipients of this Presentation who are considering acquiring securities of VieMed are referred to the entire body of publicly disclosed information regarding VieMed. The information is subject to material updating, revision and further amendment, and is qualified entirely by reference to VieMed’s publicly disclosed information. Forward Looking Statements Certain statements contained in this Presentation may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward- looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's 2026 net revenue, Adjusted EBITDA and net capital expenditure guidance, anticipated patient and revenue growth, expected operating leverage, technology and personnel investments, capital allocation priorities, future acquisitions, plans for geographic expansion and product rollouts, expected benefits from regulatory developments, industry trends and secular tailwinds, quarterly revenue cadence, share repurchases and future cash generation, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect VieMed's current views and intentions with respect to future events, and current information available to VieMed, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; changes in U.S. trade policies and retaliatory responses from other countries, including tariffs; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns and claims resulting from such events or concerns; the use of artificial intelligence technologies; as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in VieMed’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including VieMed’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedarplus.ca. Should any factor affect VieMed in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward- looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, VieMed does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this Presentation are made as of the date of this Presentation and VieMed undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law. This Presentation contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results. Market and Industry Data Industry and market data used in this Presentation is unaudited and have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. VieMed has not independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market or industry data. You are cautioned not to give undue weight to such industry and market data. Non-GAAP and Other Financial Information This Presentation includes references to financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the measures Adjusted EBITDA and free cash flow. A reconciliation of these non-GAAP financial measures to the nearest GAAP measures can be found in the Appendix to this Presentation. 2

An innovative, national in-home healthcare leader built on clinical excellence...

Built a Platform Around Complex Respiratory Services

Home-based care platform built on the reputation of clinical excellence in ventilation. Now leveraging our core platform to include sleep, oxygen, airway clearance and women's health.

Extensive Nationwide Reach

Serving over 198,000 patients with a capex-light business model in all 50 states.

Innovative At-Home Healthcare

High-touch and high-tech services care model drives cost reduction, increases patient satisfaction and reduces rehospitalizations.

Robust Growth and Financial Performance

26% compound annual revenue growth rate since public listing, $34M TTM FCF at 2Q26, and no net debt.

Founded in 2006 • Public since 2017 • Headquartered in Lafayette, Louisiana

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…led by an experienced management team…



Casey Hoyt

CEO and original founder

20+ years with VieMed



Randy Dobbs

Board of Directors, Chairman

10+ years with VieMed



Michael Moore, RRT

President and original founder

20+ years with VieMed



William Frazier, MD

Chief Medical Officer

10+ years with VieMed



Todd Zehnder

Chief Operating Officer

10+ years with VieMed



Trae Fitzgerald

Chief Financial Officer

10+ years with VieMed

>20% Insider Beneficial Ownership

~ $371M Market Cap [1]

Combined management team brings 80+ years of public company experience across GE, Philips, NYSE-listed companies, and Big 4 accounting

(1) Market cap as of 8-7-2026.

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...with multiple catalysts driving our growth. 5 VieMed Healthcare Inc. • Investor Presentation Massively underserved market with a purpose-built clinical model to close the gap Complex respiratory care and obstructive sleep apnea remain meaningfully underdiagnosed and undertreated. VieMed's high-touch, technology-enabled approach is designed to reach patients where traditional providers cannot. A vital link between patients, providers, and payors with measurable outcomes Our clinical care model improves patient compliance, reduces hospitalizations, and drives payer value. Designed to create lasting relationships and a defensible competitive position. Proven growth platform with a broadening service mix Organic and inorganic expansion has diversified VieMed well beyond our ventilation roots. Our entry into women’s health is the most recent example of leveraging shared infrastructure for capital-light growth into adjacent markets. Regulatory tailwinds favor our model The shift toward home-based care, efficiency, compliance, and transparency plays directly to VieMed's strengths. We are uniquely positioned to succeed in this environment.

Complex respiratory care is the foundation of our business... VieMed Healthcare Inc. • Investor Presentation Vent Patients on Service 6,500 7,500 8,500 9,500 10,500 11,500 12,500 2Q21 4Q21 2Q22 4Q22 2Q23 4Q23 2Q24 4Q24 2Q25 4Q25 2Q26 1 (1) Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter. 6 Attractive Unit Economics Monthly Reimbursement ~$1,050 Avg. Length of Stay ~17 months Rental Structure Uncapped Service Model 24/7 RT included Coverage Medicare + most plans

...serving a population that is massively underserved... (1) As of 2025 (source: HME Databank) VieMed Healthcare Inc. • Investor Presentation 25 Million (estimated) people in the U.S. have COPD Approximately 60,000 annual Medicare beneficiaries on NIV service Estimate of 5% market penetration 2,500,000 or 10% have stage 4 COPD 1,250,000 or 50% of those with stage 4 COPD develop chronic respiratory failure becoming candidates for our therapy VIEMED IS SECOND LARGEST PROVIDER MARKET SHARE HELD BY TOP 10 PROVIDERS 15% 63% 7 1 1 1

... through a tech-enabled, clinical model that sets us apart... Proprietary clinical platform, connecting best-in-class clinical service with best-in-class devices Increase patient and caregiver engagement Increase efficiency of clinicians through improved remote workflow and proactive patient engagement solutions Capture value-based data elements, analysis and insights from patient’s home to improve patient outcomes and generate cost savings 24/7 Respiratory Therapist included in service VieMed Healthcare Inc. • Investor Presentation 8

...and backed by real-world outcomes. VieMed Healthcare Inc. • Investor Presentation Non-invasive ventilation at home reduces mortality in COPD with CRF September 15, 2021 December 29, 2020June 29, 2022 Sample size: 500,000 patients Sample size: 36,000 patients Sample size: 45,000 patients 43% Relative mortality reduction if utilized within 0-7 days 11.6% Cost reduction if utilized within 0-7 days 7.2% Cost reduction if utilized within 0-15 days $5,484 Cost reduction if utilized within 0-7 days Early initiation of non-invasive ventilation at home reduces mortality, hospitalizations, and overall health costs Non-invasive ventilation at home reduces mortality in COPD with CRF 31% Relative reduction in hospital readmissions 38% Immediate reduction in risk of death with NIV 12% Relative reduction in mortality after 12 months 16% Relative reduction in ER visits Non-invasive ventilation at home improves survival and decreases healthcare utilization 39% Relative reduction in all-cause mortality over 7-year period 9% Relative decline in the risk of hospitalizations 22% Relative reduction in the risk of an ER visit 9

Our unique operating model has opened doors to expand our patient base…

LEAN OPERATING MODEL

No retail storefronts

Minimal brick-and-mortar limited to small distribution hubs

Mobile workforce

Sales reps and RTs operate from GPS-monitored vehicles, delivering care directly to patients' homes

Data-driven location selection

Target areas with high COPD rates, hospitals struggling with length of stay, and rural markets near existing coverage

Lean market entry

New geographies require clinical talent and payer contracts; dual role RTs to start

Technology focus

Focus on products with technology enablement vs. "bent metal"

PRODUCT OFFERINGS

What fits our current national model

Clinician-delivered, remotely monitored services:

- Ventilation therapy
- Airway clearance devices
- Stationary and Portable O_2 concentrators
- PAP therapy & supplies
- Breast pumps & maternal support

Outside our current national model

Heavy-logistics DME requiring storefronts and warehousing:

- Wheelchairs & mobility
- Hospital beds
- Bulky oxygen tanks

Our unique model drives lower overhead, faster geographic expansion, and higher margins than traditional DME competitors.

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Ventilation 47% Airway Clearance 7% Oxygen 8% Sleep 22% Women’s Health 8% Staffing 7% Other 1% Ventilation 87% Airway Clearance 5% Oxygen 1% Sleep 6% Other 1% Medicare 35% Medicaid/ MCO 10% Medicare Advantage 20% Commercial 24% Other 11% Medicare 50% Medicaid/ MCO 7% Medicare Advantage 21% Commercial 16% Other 6% … and six years later, the numbers tell the story. SERVICE MIX PAYOR MIX VieMed Healthcare Inc. • Investor Presentation Diverse and Reliable Revenue Streams Q2 2026FY 2019 FY 2019 Q2 2026 11 Ventilation revenue has doubled since 2019, while sales and service revenue grew from 7% to 32% of the revenue mix.

- 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 PAP Therapy Patients Sleep Resupply Patients VieMed Healthcare Inc. • Investor Presentation (1) PAP Therapy patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter. (2) Sleep Resupply Patients represents the number of distinct patients who received supplies through our sleep resupply program during each calendar quarter. (3) American Lung Association 1 2 12 Sleep is the clearest example of what that looks like… 44% 2Q26 YoY PAP Patient Growth 47% 2Q26 YoY Resupply Growth 22% of 2Q26 Net Revenue (and Growing) Multiple Tailwinds Sleep business reached an inflection point following the Philips recall, which created a significant supply gap and drove patients to quality providers. We accelerated our growth through acquisitions of HMP (2023) and Lehan's (2025), building a national PAP therapy and resupply platform. GLP-1s and wearables continue to drive therapy demand. Addressable Market over 30 million in the United States Growth Metrics 3

...and we're still expanding our reach.

Oxygen Therapy

8% of Revenue [1]

2025 Growth Rate of 8%

- Tankless portable oxygen concentrators
- Device rentals with lifetime caps
- Earlier stages of COPD
- Growing referral channel from vent relationships



Airway Clearance

7% of Revenue [1]

2025 Growth Rate of 18%

- Nebulizers, cough assists, percussion vests
- Complements core respiratory offering
- Natural benefit to certain vent patients
- Expanding clinical evidence base



Women's Health

8% of Revenue [1]

2025 Growth Rate of 100% [2]

- Breast pumps, insurance-covered, ship-to-home
- Nursing supplies and lactation accessories
- Compression garments and postpartum recovery
- Leverages existing payer relationships and ship-to-home infrastructure



Healthcare Staffing

7% of Revenue [1]

2025 Growth Rate of 12%

- Clinical resources to hospitals & agencies
- Supports continuum of care
- Deepens key referral relationships
- Provides operational flexibility

(1) As a percentage of 2Q26 revenue.
(2) Maternal health reflects a partial year contribution following the acquisition of Lehan's Medical Equipment on July 1, 2025.

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VieMed Healthcare Inc. • Investor Presentation Growth Strategy 14

Three engines driving our next chapter.

ORGANIC GROWTH

- Geographic expansion into new target markets
- Densify existing markets
- Women's health national rollout via existing payers
- Scale sleep through technology-enabled operations

INORGANIC GROWTH

- Active M&A pipeline: complementary services
- Proven playbook: HMP, EAMC, Lehan
- Pristine balance sheet supports deal capacity
- Targets: platforms leveraging shared infrastructure

OPERATIONAL LEVERAGE

- AI & technology driving efficiency across lines
- Declining capex intensity (capital-light mix shift)
- Favorable FCF margin mix (sleep/women's health growing faster)
- Shared infrastructure reduces incremental cost per service

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VieMed Healthcare Inc. • Investor Presentation 16 Disciplined M&A has accelerated the platform… Complementary acquisitions leveraging our platform: successfully integrated and accretive June 2023 Complex respiratory synergies Accelerated sleep growth with mature resupply Geographic, product, and payor diversity April 2024 (JV) Referral source and patient base synergies Hospital JV partnership model Complementary to organic growth July 2025 Chicago market platform with brand equity Added women’s health to product offering Sleep rental, sales, and resupply synergies What We Look For: Complementary to core Leverages infrastructure Expands Offerings Expands Geography

… and the runway of opportunities is long.

Our infrastructure, clinical expertise, and payor relationships position us to expand into additional complex home-based services as healthcare continues its shift toward home-based care delivery.

SECULAR TAILWINDS

CMS Push to Home

Federal policy favoring home-based care delivery

Aging Population

Accelerating demand for complex home care

Hospital Cost Pressure

Systems seeking lower-cost care partners

Stable Regulatory Environment

Regulatory stability a strength for the industry

The platform we've built has applications well beyond our current product set.

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Regulatory Stability: Stable reimbursement environment and a new coverage standard that strengthens our position

A Rate and Coverage Environment Working in Our Favor.

Medicare Reimbursement **+ 2.0% - 2.8%**	CPI-driven rate increase took effect in January 2026.
Competitive Bidding Program **2028**	CMS has signaled a more limited program restart in 2028
Competitive Bidding Products **Excluded**	CMS confirmed in December 2025 that VieMed's core product categories are excluded from the current round.
Vent NCD **Coverage Stable**	Long awaited NCD for ventilation a signal of CMS' continued support for the complex therapy.

New Coverage Determination: Near-Term Friction, Long-Term Tailwind.

NEAR-TERM

National Coverage Determination ("NCD") issued in June 2025 adds administrative and clinical complexity to ventilation therapy for both initial patient access and ongoing service. These new standards introduce an initial operational lift for suppliers.

LONG-TERM

- ✓ Higher clinical standards strengthens VieMed's competitive position and our 24/7 RT model.
- ✓ Added complexity favors nationally-scaled providers like VieMed.
- ✓ Clear standards provide increased patients access for Commercial and Medicare Advantage payors.

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VieMed Healthcare Inc. • Investor Presentation Financial Performance 19

• Net revenues grew 21% Y-o-Y, reaching a new Company record • Adjusted EBITDA grew 20% Y-o-Y, reaching a new Company record • Diluted EPS grew 32% Y-o-Y, the 9th consecutive year of positive net income • Sleep therapy patients increased 62% Y-o-Y and sleep resupply patient count increased 49% Y-o-Y • Vent patients increased 4% Y-o-Y VieMed Healthcare Inc. • Investor Presentation $270M Net Revenue $61M Adjusted EBITDA $28M Free Cash Flow $14M Cash on Hand $0M Net Debt $46M Credit Facility Availability 9% Net Capex 9 Yrs Positive Net Income (1) See Appendix for non-GAAP reconciliations. (2) Expressed as a percentage of net revenue. 1 1 20 2025: Record results across the business… 2 1.98M Shares repurchased

• 2Q 2026 Revenue increased 24% Y-o-Y • 2Q 2026 Adjusted EBITDA totaled $13.7M • Generated $15.9M of operating cash flow and $8.6M of FCF in 2Q 2026 • Sleep therapy patients increased 44% Y-o-Y and sleep resupply patient count increased 47% Y-o-Y • Vent patients reached the highest census in company history, up 4% Y-o-Y and 5% sequentially VieMed Healthcare Inc. • Investor Presentation $78.1M Net Revenue $13.7M Adjusted EBITDA $34M TTM Free Cash Flow $11M Cash on Hand $0M Net Debt $46M Credit Facility Availability 8% Net Capex $2.8M Net Income Attr. to VMD (1) See Appendix for non-GAAP reconciliations. (2) Expressed as a percentage of net revenue. (3) Quarter to date 2Q 2026. (4) Year to date 2Q 2026. 1, 3 1 21 …and continued momentum in the first half of 2026... 2, 4 681K Shares Repurchased 1 4 3 3 1 1

VieMed Healthcare Inc. • Investor Presentation 22 ...reflected in consistent full-year financial performance... FY 12/31/23 FY 12/31/24 FY 12/31/25 2026 Guidance Net Revenue $ 183.0M $ 224.3M $ 270.3M $ 317.0M Gross Margin % 61.6% 59.4% 57.5% Net Income Attr. to VMD $ 10.2M $ 11.3M $ 14.9M Adjusted EBITDA $ 43.1M $ 51.1M $ 61.4M $ 66.0M Adjusted EBITDA % 23.5% 22.8% 22.7% Free Cash Flow $ 21.7M $ 11.6M $ 28.1M As service mix diversifies, gross margins have moderately compressed, Adj EBITDA margins have held steady and free cash flow has expanded with the decline in capex intensity. 1 (1) Mid-point of 2026 annual guidance ranges. See slide 24 for additional information and commentary about our 2026 annual guidance.

VieMed Healthcare Inc. • Investor Presentation $- $50,000,000 $100,000,000 $150,000,000 $200,000,000 $250,000,000 $300,000,000 $350,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026E Revenue Adj. EBITDA (1) 2020, 2021 and 2022 includes $34.3 million, $8.6 million and $2.3 million of COVID-19 sales and services, respectively. (2) See reconciliation of Adjusted EBITDA in Appendix. (3) Mid-point of 2026 annual guidance ranges. See slide 24 for additional information and commentary about our 2026 annual guidance. 1 1 1 3 2 23 …and a long track record of consistent growth.

2026 Guidance & Commentary

Net Revenue	Adjusted EBITDA	Net CAPEX
$314M – $320M	**$64M – $68M**	**8.5% – 10%**
Full-Year 2026 Guidance	*Full-Year 2026 Guidance*	*of Net Revenue*

Revenue Cadence

Q1	Down ~1% sequentially vs. Q4 2025; consistent with seasonal guidance
Q2	Up ~4% sequentially vs. Q1 2026; consistent with seasonal guidance
Q3–Q4	Continued sequential revenue growth expected through year-end

Share Repurchase Program

5% of Shares Outstanding

Our Board has authorized a new share repurchase program representing up to 5% of shares outstanding.

In 1H 2026, we repurchased 680,802 common shares at a cost of $6.5 million (excluding taxes), representing an average buyback price of $9.57 per share.

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Capital Allocation Strategy

Our cash flow generation supports all three priorities simultaneously

1

INVEST IN ORGANIC GROWTH

Fully funded by operating cash flow. Sleep tech scaling, women's health national rollout, continued geographic expansion.

2

EXECUTE M&A PIPELINE

Complementary acquisitions leveraging our platform. ~$0M net debt, $46M+ facility provides significant capacity.

3

RETURN CAPITAL TO SHAREHOLDERS

4th share repurchase program authorized. Three prior programs returned $26.3M (4.5M shares; $5.79 avg/share).

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Why Own VMD 26VieMed Healthcare Inc. • Investor Presentation 1 Proven National Platform with Multiple High-Growth Opportunities Infrastructure serving 198,000+ patients across all 50 states, built over a decade of disciplined clinical execution. Ventilation anchor and complementary lines; all leveraging shared infrastructure and payor relationships. 2 Regulatory Stability 3 Industry Leading Financial Performance Building on nine straight years of positive net income, our maturing ventilation patient base combined with capital-light service lines are meaningfully expanding FCF. 4 Pristine Balance Sheet with M&A Optionality $0M net debt, an active acquisition pipeline, and a proven integration playbook for complementary businesses. 5 Disciplined Capital Allocation - Aligned from the Top Organic growth funded internally. Board has authorized a new share repurchase program. Insiders beneficially own more than 20% of shares outstanding; leadership's interests are squarely aligned with shareholders. NASDAQ: VMD Regulatory clarity on two fronts: ventilation coverage standards established, competitive bidding overhang removed.

VieMed Healthcare Inc. • Investor Presentation Appendix 27

Net CAPEX For the quarter ended 6/30/26 3/31/26 12/31/25 9/30/25 6/30/25 3/31/25 12/31/24 9/30/24 Purchase of property and equipment 8,460 6,712 8,737 7,636 8,129 15,483 11,829 11,002 Proceeds from sale of property and equipment (1,174) (1,227) (1,125) (1,671) (6,402) (6,953) (2,881) (6,033) Net CAPEX 7,286 5,485 7,612 5,965 1,727 8,530 8,948 4,969 Net Capex % of Net Revenue 9.3% 7.3% 10.0% 8.3% 2.7% 14.4% 14.7% 8.6% VieMed Healthcare Inc. • Investor Presentation (expressed in thousands of U.S. Dollars) 28

Liquidity Metrics Positioned for growth • The Company maintains a healthy balance sheet with effectively no net debt as of June 30, 2026, providing significant financial flexibility. • As of June 30, 2026, the Company had $46 million in unfunded commitments available under its existing credit facilities, supporting our capital allocation strategy. For the period ended 6/30/26 12/31/25 12/31/24 Cash on hand $ 10,680 $ 13,501 $ 17,540 Working Capital $ 6,072 $ 7,437 $ 15,554 Long Term Debt $ 6,374 $ 11,291 $ 3,589 VieMed Healthcare Inc. • Investor Presentation (expressed in thousands of U.S. Dollars) 29

For the year ended 12/31/25 12/31/24 12/31/23 Net cash provided by operating activities $ 51,916 $ 39,089 $ 45,212 Less: Purchase of property and equipment (39,985) (37,771) (26,093) Proceeds from sale of property and equipment 16,151 10,321 2,588 Net CAPEX (23,834) (27,450) (23,505) Free Cash Flow $ 28,082 $ 11,639 $ 21,707 Net Capex % of Net Revenue 8.8% 12.2% 12.8% Net Capex % of Adjusted EBITDA 38.8% 53.7% 54.6% Free Cash Flow – Annual VieMed Healthcare Inc. • Investor Presentation Management believes free cash flow provides investors with useful insight into the company’s ability to generate cash, fund growth initiatives, and return capital to shareholders. Free cash flow is defined as net cash provided by operating activities, as reported under U.S. GAAP, less net capital expenditures (Net CAPEX). Net CAPEX is calculated as purchases of property and equipment minus proceeds from the sale of property and equipment in order to reflect both outflows and inflows associated with routine equipment turnover. Historically reported amounts of Free Cash Flow for the year ended December 31, 2023 has been recast to include the effect of proceeds from the sale of property and equipment. This adjustment aligns the calculation with the Company’s current presentation methodology and more accurately reflects net cash flows for capital expenditures by accounting for inflows on asset dispositions. (Expressed in thousands of U.S. Dollars) 30

Free Cash Flow – Trailing Twelve Months 31 VieMed Healthcare Inc. • Investor Presentation TTM For the quarter ended 6/30/26 6/30/26 3/31/26 12/31/25 9/30/25 Net cash provided by operating activities $ 60,781 $ 15,902 $ 8,071 $ 18,441 $ 18,367 Less: Purchase of property and equipment (31,545) (8,460) (6,712) (8,737) (7,636) Proceeds from sale of property and equipment 5,197 1,174 1,227 1,125 1,671 Net CAPEX (26,348) (7,286) (5,485) (7,612) (5,965) Free Cash Flow $ 34,433 $ 8,616 $ 2,586 $ 10,829 $ 12,402 (Expressed in thousands of U.S. Dollars) The Company also presents non-GAAP free cash flow for the current quarter and trailing twelve months (TTM) as a supplemental liquidity measure. Trailing twelve months (TTM) free cash flow is calculated by aggregating the last four quarters, each calculated using the methodology as described on the previous slide.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. VieMed's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Management believes Adjusted EBITDA provides helpful information with respect to VieMed's operating performance as viewed by management, including a view of VieMed's business that is not dependent on the impact of VieMed's capitalization structure and items that are not part of VieMed's day-to-day operations. Management uses Adjusted EBITDA (i) to compare VieMed's operating performance on a consistent basis, (ii) to calculate incentive compensation for VieMed's employees, (iii) for planning purposes, including the preparation of VieMed's internal annual operating budget, and (iv) to evaluate the performance and effectiveness of VieMed's operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating VieMed's operating performance in the same manner as management. The table below is a reconciliation of net income attributable to VieMed Healthcare, Inc., the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated. In calculating Adjusted EBITDA, certain items(mostly non-cash) are excluded from net income including depreciation and amortization of capitalized assets, net interest expense, stock-based compensation, transaction costs, impairment of assets, and taxes.

(Expressed in millions of U.S. Dollars)

For the year ended:	2025	2024	2023	2022	2021	2020	2019	2018	2017
Net Income attributable to VieMed Healthcare, Inc.	**$ 14.9**	**$ 11.3**	**$ 10.2**	**$ 6.2**	**$ 9.1**	**$ 31.5**	**$ 8.5**	**$ 9.5**	**$ 7.7**
Add back:									
Depreciation and amortization	28.7	25.3	21.9	15.6	11.3	9.6	6.4	3.8	2.5
Interest expense, net	1.2	0.8	0.4	0.2	0.3	0.5	0.3	0.2	0.3
Loss (gain) on derivative	-	-	-	-	-	-	(0.4)	0.2	0.2
Stock-based compensation(1)	9.1	6.3	5.9	5.2	5.2	4.9	3.9	2.7	0.8
Transaction costs(2)	1.1	0.3	0.5	-	-	-	-	-	-
Impairment of assets(3)	-	2.3	-	-	-	-	-	-	-
Income tax expense (benefit)	6.4	4.8	4.2	2.8	3.4	(5.2)	0.3	0.1	-
Adjusted EBITDA	**$ 61.4**	**$ 51.1**	**$ 43.1**	**$ 30.0**	**$ 29.3**	**$ 41.3**	**$ 19.0**	**$ 16.5**	**$ 11.5**

(1) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(2) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(3) Represents impairments of the fair value of investment and litigation-related assets.

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(1) Refer to the previous slide for discussion of Adjusted EBITDA. (2) Represents non-cash, equity-based compensation expense associated with option and RSU awards. (3) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions. (4) Represents impairments of the fair value of investment and litigation-related assets. For the quarter ended: 6/30/26 3/31/26 12/31/25 9/30/25 6/30/25 3/31/25 12/31/24 9/30/24 Net Income attributable to VieMed Healthcare, Inc. $ 2,764 $ 2,582 $ 5,639 $ 3,513 $ 3,157 $ 2,625 $ 4,316 $ 3,878 Add back: Depreciation & amortization 7,520 7,621 7,570 7,539 6,891 6,613 6,366 6,408 Interest expense, net 248 305 364 507 132 179 147 225 Stock-based compensation(2) 2,032 2,451 2,300 2,180 2,341 2,311 1,521 1,712 Transaction costs(3) - 74 139 847 53 85 11 12 Impairment of assets(4) - - - - - - - 125 Income tax expense 1,151 1,278 2,191 1,535 1,713 952 1,881 1,594 Adjusted EBITDA $ 13,715 $ 14,311 $ 18,203 $ 16,121 $ 14,287 $ 12,765 $ 14,242 $ 13,954 VieMed Healthcare Inc. • Investor Presentation (Expressed in thousands of U.S. Dollars) Reconciliation of Adjusted EBITDA1 33

Financial and Operational Highlights

(expressed in thousands of U.S. Dollars, except operational information).

For the quarter ended:	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Financial Information:								
Revenue	$78,097	$75,414	$76,181	$71,914	$63,056	$59,129	$60,695	$58,004
Gross Profit	$45,048	$42,827	$44,103	$41,345	$36,731	$33,279	$36,138	$34,371
Gross Profit %	58%	57%	58%	57%	58%	56%	60%	59%
Net Income attributable to VieMed Healthcare, Inc.	$2,764	$2,582	$5,639	$3,513	$3,157	$2,625	$4,316	$3,878
Cash and Cash Equivalents (As of)	$10,680	$9,762	$13,501	$11,123	$20,016	$10,160	$17,540	$11,347
Total Assets (As of)	$204,224	$197,361	$199,154	$202,360	$184,603	$178,079	$177,069	$169,526
Adjusted EBITDA(1)	$13,715	$14,311	$18,203	$16,121	$14,287	$12,765	$14,242	$13,954
Operational Information:								
Vent Patients(2)	12,635	12,089	12,259	12,372	12,152	11,809	11,795	11,374
PAP Therapy Patients(3)	37,825	35,938	34,528	31,891	26,260	22,899	21,338	19,478
Sleep Resupply Patients(4)	37,035	33,661	36,561	33,518	25,246	22,941	24,478	22,143

(1) Refer to slides 32-33 in this presentation for the definition of Adjusted EBITDA and a reconciliation to its most comparable GAAP measure.
(2) Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.
(3) PAP Therapy Patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter.
(4) Sleep Resupply Patients represents the number of distinct patients who received supplies through our sleep resupply program during each calendar quarter.

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